UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2013

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, Florida	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 421-7605

Not Applicable

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Second Incremental Amendment

On July 17, 2013, Walter Investment Management Corp. (the “Company”) entered into Amendment No. 1 (the “Amendment to Second Incremental Amendment”) to Amendment No. 3, Incremental Amendment and Joinder Agreement, dated as of June 6, 2013 (the “Second Incremental Amendment”), to its Credit Agreement, dated as of November 28, 2012 (the “Secured Credit Agreement”), among the Company, the lenders set forth on the signature pages thereto, Credit Suisse AG, as administrative agent and collateral agent, and the guarantor parties set forth on the signature pages thereto. The Amendment to Second Incremental Amendment adds a prepayment premium in connection with re-pricings and increases the required amortization payments for the $200.0 million incremental term loans made to the Company on June 6, 2013 pursuant to the Second Incremental Amendment, so that the terms of such incremental term loans are identical to the terms of the other term loans outstanding under the Secured Credit Agreement.

Third Incremental Secured Credit Facility

On July 23, 2013, the Company, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Additional Lender, and the guarantor parties set forth on the signature pages thereto entered into Amendment No. 4, Incremental Amendment and Joinder Agreement (the “Third Incremental Amendment”), to its Secured Credit Agreement. The Third Incremental Amendment, among other things, provides for a secured term loan (the “Third Incremental Secured Credit Facility”) in the amount of $50.0 million, which was borrowed in its entirety on July 23, 2013. The Third Incremental Secured Credit Facility, which ranks pari passu in right of payment and is secured on a ratable basis with the existing loans under the Company’s Secured Credit Agreement, bears interest at a rate per annum equal to, at the option of the Company, LIBOR plus 4.50%, with a LIBOR “floor” of 1.25%, or an Alternate Base Rate plus 3.50%, (which interest is payable at the end of each applicable interest period of 1, 2, 3 or 6 months, as selected by the Company, but at least on a quarterly basis) and matures on November 28, 2017. All other material terms of the loans under the Third Incremental Secured Credit Facility are consistent with the terms of the existing term loans under the Company’s Secured Credit Agreement.

The proceeds of the Third Incremental Secured Credit Facility will be utilized to increase the company’s liquidity, for other general corporate purposes (including hedging activities and acquisitions) and to pay fees and expenses incurred in connection with the Third Incremental Amendment.

Credit Suisse AG, certain of its affiliates and other lenders under the Secured Credit Agreement and their affiliates have, from time to time, provided investment banking and advisory services to the Company and/or its affiliates for which they have received customary fees and commissions and such affiliates may provide these services from time to time in the future.

The foregoing descriptions of the Amendment to Second Incremental Amendment and the Third Incremental Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendment to Second Incremental Amendment and the Third Incremental Amendment, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description in Item 1.01 of this Current Report on Form 8-K, including the exhibit incorporated therein, is incorporated in its entirety into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated as of July 17, 2013, to Amendment No. 3, Incremental Amendment and Joinder Agreement, to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., the lenders set forth on the signature pages thereto, Credit Suisse AG, as administrative agent and collateral agent, and the guarantor parties set forth on the signature pages thereto.

10.2	Amendment No. 4, Incremental Amendment and Joinder Agreement, dated as of July 23, 2013 to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Additional Lender, and the guarantor parties set forth on the signature pages thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: July 23, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1, dated as of July 17, 2013, to Amendment No. 3, Incremental Amendment and Joinder Agreement, to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., the lenders set forth on the signature pages thereto, Credit Suisse AG, as administrative agent and collateral agent, and the guarantor parties set forth on the signature pages thereto.

10.2	Amendment No. 4, Incremental Amendment and Joinder Agreement, dated as of July 23, 2013 to the Credit Agreement, dated as of November 28, 2012, among Walter Investment Management Corp., the lenders set forth on the signature pages thereto, Credit Suisse AG, as administrative agent and collateral agent, and the guarantor parties set forth on the signature pages thereto.